U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2017

Mobiquity Technologies, Inc.

(Exact name of registrant as specified in its charter)

New York

(State or jurisdiction of incorporation or organization)

000-51160

(Commission File Number)

11-3427886

(I.R.S. Employer Identification Number)

600 Old Country Road, Suite 541, Garden City, NY 11530

(Address of principal executive offices (Zip Code)

Registrant's telephone number: (516) 256-7766

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performances or achievements express or implied by such forward-looking statements. The forward-looking statements are subject to risks and uncertainties including, without limitation, changes of competition, possible loss of customers, and the company’s ability to attract and retain key personnel.

Item 5.07.     Submission of Matters to a Vote of Security Holders

On June 5, 2017, a Special Meeting of Stockholders was held to consider and vote upon the following proposal:

1.	To approve an amendment of the Company’s certificate of incorporation to increase the number of authorized shares of common stock from 500,000,000 shares, $.0001 par value to 900,000,000 shares, $.0001 par value.

At the Stockholder Meeting, each proposal passed. There were 142,007,154 shares present in person or by proxy. Proposal 1 passed by a vote of 126,323,042 shares in favor, 15,673,609 shares against and 10,503 abstained from voting.

Item 8.01.     Other Events

At the Special Stockholder Meeting of June 5, 2017, Dean Julia, Chief Executive Officer, responded to questions of stockholders. The questions and answers are provided below:

Question:	Please describe any progress the Company has made on the technology side over the last quarter.

Answer:	We’ve actually made a lot of progress on the technology side. We had to scale our backend platform to handle our increased active user base. We’re currently seeing approximately 20 million unique devices, up from 9 million in January 2017, which is an increase of roughly 220%. We were also able to decrease latency and increase processing efficiency for our big data services. A few other areas we made great strides were:

•	A new and improved SDK, which increases the number of location sightings per device and decreases battery usage;
•	A client facing online reporting system for overall traffic and visitation;
•	A Places Database with approximately 1.5 million POI locations, utilizing polygonal geofences; and
•	We built several API’s to simplify the delivery of our data to potential customers.

Question:	Has the Company been able generated revenue in each of its new revenue streams?

Answer:	I’m happy to say that we have been able to generate revenue in each area. We have signed several agreements, which give us re-occurring monthly revenue. The revenue has been growing month-over-month and we anticipate that trend to continue.

Question:	When does the Company hope to turn the corner to profitability?

Answer:	As we all know, there are no guarantees, but we have been working hard and making some good progress. Based on signed contracts and contracts in-hand, but not yet signed, we anticipate being on a run-rate of breakeven to profitable by the end of Q3 or beginning Q4 2017.

Item 9.01.     Financial Statements and Exhibits.

Exhibit	Description

3.1	Amendment to Certificate of Incorporation. (Filed herewith.)

SIGNATURE

Pursuant to the requirements of Section 13 or 15(b) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MOBIQUITY TECHNOLOGIES, INC.

Dated: June 5, 2017	By:	/s/ Dean L. Julia
Dean L. Julia, Co-Chief Executive Officer